                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08189) pertaining to the AirNet Systems, Inc. 1996 Incentive Stock Plan and the Registration Statement (Form S-8 No. 333-43605) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of AirNet Systems, Inc, included in the Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ Ernst & Young LLP
--------------------------

Columbus, Ohio
March 27, 1998


                                          53